Exhibit 99.1

Investors and Media
Christopher Oltmann
(818) 746-2046

PennyMac Mortgage Investment Trust Reports

Second Quarter 2014 Results

Moorpark, CA, August 6, 2014 – PennyMac Mortgage Investment Trust (NYSE: PMT) today reported net income of $75.2 million, or $0.93 per diluted share, for the second quarter of 2014, on net investment income of $120.6 million. PMT previously announced a cash dividend for the second quarter of 2014 of $0.59 per common share of beneficial interest, which was declared on June 27, 2014 and paid on July 30, 2014.

Second Quarter 2014 Highlights

Financial results:

•	Diluted earnings per common share of $0.93, up 86 percent from the prior quarter

•	Net income of $75.2 million, up 99 percent from the prior quarter

•	Net investment income of $120.6 million, up 57 percent from the prior quarter

•	Book value per share of $21.27, up from $20.88 at March 31, 2014

•	Return on average equity of 19 percent, up from 10 percent for the prior quarter[1]

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1 Return on average equity is calculated based on annualized quarterly net income as a percentage of monthly average shareholders’ equity during the period.

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Investment activities and correspondent production results:

•	Mortgage servicing rights (MSR) and excess servicing spread (ESS) investments, related to $56 billion in UPB, grew to $506 million at June 30, 2014

o	Added $29 million in new MSR investments resulting from correspondent production activities

o	Invested $53 million in ESS on mini-bulk and flow acquisitions of Agency MSRs by PennyMac Financial Services, Inc. (PFSI) totaling $5.5 billion in UPB

•	Sold a pool of performing loans from PMT’s distressed loan portfolio totaling $81 million in UPB

•	Completed the previously announced acquisition of nonperforming whole loans totaling $38 million in UPB

“PMT’s second quarter results reflect the effectiveness of our strategy in distressed mortgage loans highlighted by the performing loan sale and improved valuations,” said Stanford L. Kurland, PMT’s Chairman and Chief Executive Officer. “We continued to make attractive new investments in MSRs and ESS during the quarter and continued to develop strategies to further diversify PMT’s portfolio of residential mortgage-related investments. The current market environment for distressed loans presents both opportunities and challenges, as pricing in recent transactions has been high; we see a large supply of these assets coming to market and we remain disciplined in pursuing new acquisitions.”

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PMT earned $73.3 million in pretax income for the quarter ended June 30, 2014, a 102 percent increase from the first quarter. The following table presents the contribution of PMT’s Investment Activities and Correspondent Production segments to pretax income:

	Quarter ended June 30, 2014
	Investment	Correspondent	Intersegment
	Activities	Production	Elimination	Total
Net investment income:	$ in thousands
Net gain on mortgage loans acquired for sale	$–	$10,222	$–	$10,222
Net gain on investments	73,134	–	–	73,134
Net interest income
Interest income	44,434	5,585	(1,501)	48,518
Interest expense	18,485	4,881	(1,501)	21,865
	25,949	704	–	26,653
Net loan servicing fees	8,758	–	–	8,758
Other investment (loss) income	(2,696)	4,485	–	1,789
	105,145	15,411	–	120,556
Expenses:
Loan Fulfillment, Servicing and Management fees payable to PennyMac Financial Services, Inc.	22,776	12,749	–	35,525
Other	11,462	265	–	11,727
	34,238	13,014	–	47,252
Pretax income	$70,907	$2,397	$–	$73,304
Total assets at period end	$3,941,896	$927,849	$–	$4,869,745

Investment Activities Segment

The Investment Activities segment generated $70.9 million in pretax income on revenues of $105.1 million in the second quarter, compared to $33.1 million and $64.3 million, respectively, in the first quarter of 2014. Net gain on investments totaled $73.1 million in the second quarter, a 72 percent increase from the first quarter. Net interest income, earned on PMT’s investments in distressed loans, ESS, MBS and retained interests from a jumbo securitization, increased by $6.4 million to $25.9 million. Net loan servicing fees were $8.8 million, up from $7.4 million in the first quarter, reflecting higher servicing fee revenue from a growing investment in MSRs. Other investment losses were $2.7 million, versus losses of $5.3 million in the first quarter. Expenses were $34.2 million in the second quarter, an increase of 10 percent from the prior quarter, primarily driven by higher fees and costs associated with the administration and sale of seasoned distressed loans.

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Distressed Mortgage Investments

PMT’s distressed mortgage loan portfolio generated realized and unrealized gains totaling $73.6 million in the second quarter, compared to $39.9 million in the first quarter. Of the gains in the second quarter, $7.5 million was realized through payoffs in which collections on the loan balances were at levels higher than their recorded fair values, and $2.4 million was realized from the sale of performing loans at a price higher than their fair values.

The following schedule details the realized and unrealized gains on mortgage loans:

	Quarter ended
	June 30, 2014	March 31, 2014
	(in thousands)
Valuation changes:
Performing loans	$39,123	$(3,286)
Nonperforming loans	24,587	36,459
	63,710	33,173
Payoffs	7,490	5,620
Sales	2,395	1,125
	$73,595	$39,918

As distressed mortgage loans season in our portfolio, their payment performance characteristics tend to move toward the extremes of either current or seriously delinquent. During the quarter, strong investor demand for performing loans drove valuation gains, with the weighted average discount rate of PMT’s distressed loans decreasing from 12.4% at the end of the previous quarter to 11.8% at June 30, 2014. The nonperforming loan portfolio increased in value by $24.6 million, driven by an improvement in actual and forecast home prices in most geographical areas across the U.S. and the progression of loans closer to their resolution, partially tempered by an increase in the projected loss severity for long-held severely delinquent loans.

During the quarter, PMT sold a pool of performing loans from its distressed loan portfolio totaling $81 million in UPB and also acquired and settled $38 million in UPB of nonperforming whole loans.

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Mortgage Servicing Rights

PMT’s MSR portfolio, which is subserviced by PFSI, grew to $29.4 billion in UPB, compared to $27.3 billion in the first quarter. Servicing fee revenue of $19.2 million was partially offset by amortization, impairment and fair value losses totaling $10.4 million, resulting in net loan servicing revenue of $8.8 million, up from $7.4 million in the first quarter.

The following schedule details the net loan servicing fees:

	Quarter ended
	June 30, 2014	March 31, 2014
	(in thousands)
Net loan servicing fees
Servicing fees (1)	$19,156	$17,532
MSR recapture fee receivable from PFSI	1	8
Effect of MSRs:
Carried at lower of amortized cost or fair value
Amortization	(7,697)	(7,365)
Provision for impairment	(2,224)	(627)
Carried at fair value - change in fair value	(4,764)	(2,028)
Gains (losses) on hedging derivatives	4,286	(99)
	(10,399)	(10,119)
Net loan servicing fees	$8,758	$7,421

(1) Includes contractually specified servicing revenue.

Correspondent Production Segment

PMT acquires newly originated mortgage loans from third-party correspondent sellers and typically sells or securitizes the loans, resulting in current-period income and an ongoing investment in MSRs. For the quarter ended June 30, 2014, PMT’s Correspondent Production segment generated pretax income of $2.4 million, versus $3.1 million in the first quarter. Revenues totaled $15.4 million, up 25 percent from the first quarter, driven by an increase in conventional conforming and jumbo interest rate lock commitments (IRLCs) during the quarter.

PMT acquired $7.0 billion in UPB of loans through its correspondent activities in the second quarter, and IRLCs totaled $8.1 billion, compared to $4.8 billion and $5.5 billion, respectively, in the first quarter. Of the correspondent fundings, conventional conforming and jumbo fundings totaled $3.0 billion, and government insured or guaranteed loans were $4.0 billion. The increases were driven in part by an improved U.S. mortgage origination market and lower mortgage rates during the quarter which aided refinance activity.

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Net gain on mortgage loans acquired for sale totaled $10.2 million in the second quarter, which included the receipt of $28.7 million in new MSRs. Segment revenues also included $4.5 million of loan origination fees and net interest income of $704 thousand. The impact of higher loan production volumes was offset by a decline in margins during the quarter due to strong competition.

The following schedule details the net gain on mortgage loans acquired for sale:

	Quarter ended
	June 30, 2014	March 31, 2014
	(in thousands)
Net gain on mortgage loans acquired for sale
Receipt of MSRs in loan sale transactions	$28,741	$20,875
Provision for representation and warranties	(1,022)	(744)
Cash investment (1)	(21,922)	(6,441)
Fair value changes of pipeline, inventory and hedges	4,425	(3,719)
	$10,222	$9,971

(1) Net of cash hedge expense

Segment expenses increased 42 percent quarter-over-quarter to $13.0 million, due to higher loan fulfillment fee expense resulting from the increase in loan acquisition volumes. The average fulfillment fee in the second quarter was 42 basis points, down from 46 basis points for the prior quarter.

Expenses

Expenses for the second quarter totaled $47.3 million, compared to $40.3 million in the first quarter, primarily due to an increase in loan fulfillment fees and other expenses. Loan fulfillment fee expense increased from the first quarter due to a 56 percent increase in correspondent funding volumes, which was partially offset by a lower weighted average fulfillment fee. Other expenses increased by $3.1 million from the first quarter to $7.2 million, primarily due to higher fees and costs associated with the administration and sale of seasoned distressed loans. Management fees also increased by 10 percent from the first quarter, driven by the higher incentive fees resulting from the improved performance of PMT in the second quarter.

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The Company booked an income tax benefit of $1.9 million in the second quarter, versus an income tax benefit of $1.6 million in the first quarter. The benefit results from a pretax loss attributed to PMT’s taxable REIT subsidiary for the quarter.

Mr. Kurland concluded, “Our investment portfolio continues to perform well and deliver attractive returns on equity. Across the market, a variety of opportunities exist in residential mortgage-related assets. We remain focused on continuing to invest in MSRs resulting from our correspondent production activity, pursuing new ESS acquisitions in partnership with PFSI, and working diligently to develop opportunities in prime non-Agency loans, while remaining patient in deploying new capital in distressed mortgage loans.”

Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.PennyMac-REIT.com beginning at 1:30 p.m. (Pacific Daylight Time) on Wednesday, August 6, 2014. We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted we will post responses via a document on our website.

About PennyMac Mortgage Investment Trust

PennyMac Mortgage Investment Trust is a mortgage real estate investment trust (REIT) that invests primarily in residential mortgage loans and mortgage-related assets. PennyMac Mortgage Investment Trust trades on the New York Stock Exchange under the symbol "PMT" and is externally managed by PennyMac Financial, Inc., a wholly owned subsidiary of Private National Mortgage Acceptance Company, LLC. Additional information about PennyMac Mortgage Investment Trust is available at www.PennyMac-REIT.com.

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This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in our investment objectives or investment or operational strategies; volatility in our industry, the debt or equity markets, the general economy or the residential finance and real estate markets; changes in general business, economic, market, employment and political conditions or in consumer confidence; declines in residential real estate or significant changes in U.S. housing prices or activity in the U.S. housing market; availability of, and level of competition for, attractive risk-adjusted investment opportunities in residential mortgage loans and mortgage-related assets that satisfy our investment objectives; concentration of credit risks to which we are exposed; the degree and nature of our competition; our dependence on our manager and servicer, potential conflicts of interest with such entities, and the performance of such entities; availability, terms and deployment of short-term and long-term capital; unanticipated increases or volatility in financing and other costs; the performance, financial condition and liquidity of borrowers; incomplete or inaccurate information or documentation provided by customers or counterparties, or adverse changes in the financial condition of our customers and counterparties; the quality and enforceability of the collateral documentation evidencing our ownership and rights in the assets in which we invest; increased rates of delinquency, default and/or decreased recovery rates on our investments; increased prepayments of the mortgages and other loans underlying our mortgage-backed securities and other investments; the degree to which our hedging strategies may protect us from interest rate volatility; our failure to maintain appropriate internal controls over financial reporting; our ability to comply with various federal, state and local laws and regulations that govern our business; changes in legislation or regulations or the occurrence of other events that impact the business, operations or prospects of government agencies, mortgage lenders and/or publicly-traded companies; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in government support of homeownership; changes in government or government-sponsored home affordability programs; changes in governmental regulations, accounting treatment, tax rates and similar matters (including changes to laws governing the taxation of real estate investment trusts, or REITs; limitations imposed on our business and our ability to satisfy complex rules for us to qualify as a REIT for U.S. federal income tax purposes and qualify for an exclusion from the Investment Company Act of 1940 and the ability of certain of our subsidiaries to qualify as REITs or as taxable REIT subsidiaries for U.S. federal income tax purposes and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules; and the effect of public opinion on our reputation. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

Unaudited	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands except share data)
ASSETS
Cash	$37,902	$11,871	$27,642
Short-term investments	104,453	91,338	73,236
Mortgage-backed securities at fair value pledged to secure securities sold under agreements to repurchase	218,725	198,110	–
Mortgage loans acquired for sale at fair value	909,085	344,680	1,309,830
Mortgage loans at fair value	2,697,821	2,608,700	1,309,765
Mortgage loans under forward purchase agreements at fair value	–	202,661	242,531
Excess servicing spread purchased from PennyMac Financial Services, Inc	190,244	151,019	–
Derivative assets	14,594	7,928	51,940
Real estate acquired in settlement of loans	240,471	172,987	88,682
Real estate acquired in settlement of loans under forward purchase agreements	–	13,890	89
Mortgage servicing rights	315,484	301,427	226,901
Servicing advances	63,993	60,024	39,672
Due from PennyMac Financial Services, Inc	4,137	3,590	3,063
Other assets	72,836	59,312	70,033
Total assets	$4,869,745	$4,227,537	$3,443,384
LIABILITIES
Assets sold under agreements to repurchase	$2,701,755	$1,887,778	$1,565,896
Borrowings under forward purchase agreements	–	216,614	244,047
Asset-backed secured financing of the variable interest entity at fair value	170,201	166,514	–
Exchangeable senior notes	250,000	250,000	250,000
Derivative liabilities	6,347	961	26,619
Accounts payable and accrued liabilities	69,552	72,413	36,844
Due to PennyMac Financial Services, Inc	19,636	20,812	16,725
Income taxes payable	63,218	58,309	51,404
Liability for losses under representations and warranties	11,876	10,854	7,668
Total liabilities	3,292,585	2,684,255	2,199,203
SHAREHOLDERS' EQUITY
Common shares of beneficial interest – authorized, 500,000,000 common shares of $0.01 par value; issued and outstanding, 74,139,070, 73,929,541 and 59,077,469 common shares	741	739	591
Additional paid-in capital	1,468,791	1,466,347	1,132,157
Retained earnings	107,628	76,196	111,433
Total shareholders' equity	1,577,160	1,543,282	1,244,181
Total liabilities and shareholders' equity	$4,869,745	$4,227,537	$3,443,384

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PENNYMAC MORTGAGE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Unaudited	Quarter Ended
	June 30, 2014	March 31, 2014	June 30, 2013
	(in thousands, except per share data)
Investment Income
Net gain on mortgage loans acquired for sale	$10,222	$9,971	$44,438
Loan origination fees	4,485	2,356	4,752
Net interest income:
Interest income	48,518	39,346	26,797
Interest expense	21,865	19,775	14,144
	26,653	19,571	12,653
Net gain on investments	73,134	42,585	46,834
Net loan servicing fees	8,758	7,421	7,892
Results of real estate acquired in settlement of loans	(5,348)	(6,626)	(1,929)
Other	2,652	1,317	913
Net investment income	120,556	76,595	115,553
Expenses
Expenses payable to PennyMac Financial Services, Inc.:
Loan servicing fees (1)	14,180	14,591	8,787
Loan fulfillment fees	12,433	8,902	22,054
Management fees	8,912	8,074	8,455
Professional services	2,690	1,731	1,339
Compensation	1,883	2,942	1,438
Other	7,154	4,066	5,571
Total expenses	47,252	40,306	47,644
Income before provision for income taxes	73,304	36,289	67,909
(Benefit from) provision for income taxes	(1,907)	(1,584)	13,412
Net income	$75,211	$37,873	$54,497

Earnings per share
Basic	$1.01	$0.52	$0.92
Diluted	$0.93	$0.50	$0.86
Weighted-average shares outstanding
Basic	74,065	71,527	59,035
Diluted	82,750	80,289	65,104

(1)	Servicing expenses include both special servicing for PMT’s distressed portfolio and subservicing for its mortgage servicing rights.

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